UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 29, 2006

PROCERA NETWORKS, INC.

 (Exact name of registrant as specified in its charter)

Nevada	000-49862	33-0974674
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

100 C Cooper Court
Los Gatos, California 95032

  (Address of principal executive offices)

(408) 354-7200

(Registrant's telephone number, including area code)

N/A

  (Former Name or Former Address if changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On September  29, 2006, Procera Networks, Inc., a corporation organized under the laws of the State of Nevada (“Procera”) and two of the three shareholders (the “Sellers”) of Netintact PTY LTD, Australian Company Number 103 004 744 (“Netintact”) entered into that certain Stock Exchange Agreement and Plan of Reorganization (the “Agreement”), a copy of which is attached to this Report as Exhibit 2.1, and closed the transaction effective as of September 29, 2006.

The Agreement provided the terms and conditions pursuant to which Procera acquired 49 shares of Netintact stock from the Sellers representing forty nine percent (49%) of the issued and outstanding shares of Netintact in exchange for Seven Hundred Sixty Thousand (760,000) shares of Procera’s Common Stock and the rights to receive an additional One Hundred Twenty Thousand (120,000) shares of Procera’s Common Stock.

In accordance with the Agreement, Procera entered into, among other things, (i) an Escrow Agreement, which is attached to this Report as Exhibit 2.2; and (ii) a Lockup Agreement, which is attached to this Report as Exhibit 2.3.

The parties entered into an Escrow Agreement which pertained to Seventy Six Thousand (76,000) shares of Procera's Common Stock which will be released from escrow if Sellers are not subject to any indemnification obligations.

The parties entered into a Lockup Agreement and, subject to certain exceptions as set forth in the Lockup Agreement, each Seller agreed that he shall not sell, offer, pledge, contract to sell, make any short sale of, grant any option for the purchase of, or enter into any hedging or similar transaction with the same economic effect as a sale, or otherwise transfer or dispose of, directly or indirectly, any common stock (or other securities) of Procera owned by Seller, as of the Closing Date of the Agreement.

Netintact AB, a Swedish corporation (“Netintact AB”), is the remaining shareholder of Netintact and owns 51 shares of Common Stock of Netintact, which constitutes fifty-one (51%) of the issued and outstanding securities of Netintact. On August 18, 2006, Procera purchased all of the securities of Netintact AB resulting in Netintact being wholly owned by Netintact AB and Procera.

Procera is a company located in Los Gatos, California, and is in the business of developing and marketing intelligent, application driven, converged platforms for the management of mission critical IP network traffic.

Netintact AB is a Swedish company with headquarters in Varberg, Sweden and a sales office in Stockholm. Netintact AB  is a product development company working with traffic management for mission critical internet protocol networks. Netintact AB ’s core product, PacketLogic, has experienced success in the Scandinavian home market of Netintact AB. Scandinavia is one of the most well developed broadband markets in the world.

The foregoing description of the Agreement and related documents is qualified in entirety by reference to the Agreement and related documents, which are incorporated herein by reference and attached hereto.

Item 2.01	Completion of Acquisition or Disposition of Assets

The Information set forth above in “Item 1.01 - Entry into Material Definitive Agreement” is incorporated herein by reference.

Item 3.02	Unregistered Sale of Equity Securities

The Information set forth above in “Item 1.01 - Entry into Material Definitive Agreement” is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(a)	Financial statements of business acquired.

Audited Financial Statements and un-audited quarterly financial statements ended of Netintact will be filed by amendment within seventy one (71) calendar days of the date this Report was required to be filed;

(b)	Pro forma financial information.

Pro forma financial information relating to the terms of the reorganization will be filed by amendment within seventy one (71) calendar days of the date this Report was required to be filed.

(c)	Exhibits

2.1	Stock Exchange Agreement and Plan of Reorganization by and between Procera and the Sellers of Netintact PTY LTD, dated September 29, 2006.
2.2	Escrow Agreement dated September 29, 2006
2.3	Lockup Agreement dated September 29, 2006

Pursuant to the requirements of the Securities and Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

Date: October 5, 2006	PROCERA NETWORKS, INC.,
a Nevada corporation

By: /s/ Douglas Glader
Title: President & CEO